Exhibit 99.1

Zevia Announces Appointment of Alexandre Ruberti to Board of Directors

LOS ANGELES – (BUSINESS WIRE) – August 12, 2024 – Zevia PBC (“Zevia”) (NYSE:ZVIA) today announced the appointment of Alexandre Ruberti to the Company’s Board of Directors (the “Board”), effective August 6, 2024.

Ruberti joins the Zevia Board currently serving as Managing Director Americas and General Manager USA] at Waterdrop®, a mission-driven company focused on disrupting the hydration industry with functional hydration cubes. He has extensive beverage industry experience including 16 years in executive leadership roles at Red Bull serving as Chief Commercial Officer in North America and as President of Red Bull Distribution Company. Mr. Ruberti recently served on the Board of Directors of Celsius Holdings, Inc, from 2021 to 2024.

“Alexandre is a pace-setting leader with a proven ability to develop and execute strategies that deliver sustainable top- and bottom- line growth specifically within beverage,” said Amy Taylor, President and CEO of Zevia. “His experience leading and scaling major, high-growth brands globally -- and his depth of knowledge and experience in distribution and in designing competitive route-to-market partnerships -- make him an outstanding addition to Zevia’s Board of Directors.”

“We are pleased to welcome Alexandre to the Zevia Board of Directors,” said Paddy Spence, Chair of the Board. “His deep beverage industry experience and strong network will provide invaluable perspective and leadership for the next phase of our journey as we focus on accelerating growth and profitability.”

“It’s a privilege to join the Zevia Board at such a pivotal time for the Company,” said Alexandre Ruberti. “I am a big believer in the Zevia brand, and I look forward to collaborating with this talented team of executives and directors, leveraging my beverage experience to advance the Company’s mission and growth strategy.”

About Alexandre Ruberti

Mr. Ruberti has over 25 years of experience in consumer packaged goods (“CPG”) developing strategies, processes and systems to build engaged organizations that deliver sustainable top and bottom-line growth He is currently Managing Director and General Manager of Americas at Waterdrop®, a mission-driven company focused on disrupting the hydration industry with functional hydration cubes. From February 2021 to March 2024, Mr. Ruberti was a Board member of Celsius Holdings, Inc. (Nasdaq: CELH), a global CPG company focused primarily on energy and functional beverages. He served as CEO of Future Farm, an international food-tech company focused on plant-based meat, from February 2021 to November 2023. Prior to Future Farm, Mr. Ruberti worked at Red Bull for over 16 years, serving as President of Red Bull Distribution Company from 2013 to 2021 and EVP, Chief Commercial Officer of Red Bull North America from 2019 to 2021. Mr. Ruberti began his career in the independent Coca-Cola bottling industry in Brazil, working in sales and marketing leadership positions, first at Sorocaba Refrescos and later at a subsidiary of Solar Refrescos SA. Mr. Ruberti also serves on the Board of GP-Act II Sponsor LLC and is a Member of Young Presidents Organization. Mr. Ruberti earned his MBA from

Fundação Getulio Vargas and his BBA in Business from Universidade de Sorocaba in Brazil, and is fluent in English, Portuguese, and Spanish.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements include, without limitation, any statement that may predict, forecast, indicate or imply future results, performance or achievements, and may contain words such as “anticipate,” “believe,” “consider,” “contemplate,” “continue,” “could,’” “estimate,” “expect,” “forecast,” “guidance,” “intend,” “may,” “on track,” “outlook,” “plan,” “potential,” “predict,” “project,” pursue,” “seek,” “should,” “target,” “will,” “would,” or the negative of these words or other similar words, terms or expressions with similar meanings. Forward-looking statements should not be read as a guarantee of future performance or results and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved. Forward-looking statements are based on current expectations, forecasts and assumptions that involve risks and uncertainties that may cause our business, strategy or actual results to differ materially from the forward-looking statements. We do not intend and undertake no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by applicable law. Investors are referred to our filings with the U.S. Securities and Exchange Commission for additional information regarding the risks and uncertainties that may cause actual results to differ materially from those expressed in any forward-looking statement.

About Zevia

Zevia PBC, a Delaware public benefit corporation designated as a “Certified B Corporation,” is focused on addressing the global health challenges resulting from excess sugar consumption by offering a broad portfolio of zero sugar, zero calorie, naturally sweetened beverages. All Zevia® beverages are made with a handful of simple, plant-based ingredients, contain no artificial sweeteners, and are Non-GMO Project verified, gluten-free, Kosher, vegan and zero sodium. Zevia is distributed in more than 34,000 retail locations in the U.S. and Canada through a diverse network of major retailers in the food, drug, warehouse club, mass, natural and ecommerce channels.

(ZEVIA-F)

Contacts

Investors

Greg Davis

Zevia PBC

424-343-2654

Gregory@zevia.com

Reed Anderson
ICR
646-277-1260
reed.anderson@icrinc.com